UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2006

AFV SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-84568	90-0006843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Research Drive Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 748-6600

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Director

On July 1, 2006, Mr. Grant Gazdig submitted his resignation as a Director of the Registrant’s Board of Directors, effective immediately. Mr. Gazdig’s resignation was not the result of any disagreement with the Registrant or its management. Mr. Gazdig intends to remain as a strategic advisor to the Registrant pursuant to his involvement with Access Capital and as a member of the Registrant’s Advisory Board, which is currently in the process of being established.

(d) Election of a New Director

On June 13, 2006, AFV appointed Mr. Alexander Leon to the Registrant’s Board of Directors. Mr. Leon will serve until the next annual meeting of the Registrant’s stockholders. It is anticipated that upon the drafting of a Charter for an Audit Committee, Mr. Leon will chair the Registrant’s Audit Committee.

Alexander Leon currently serves as the Senior Vice President and Chief Financial Officer and of the Vanir Group of Companies, Inc., a diversified commercial and institutional real estate development, financial services, construction, and construction management company with over 16 offices throughout the United States. Mr. Leon has served in these positions since approximately 1990 and for the last 25 years Mr. Leon has been involved with Vanir in real estate, construction, construction management and related fields in variously held positions. Mr. Leon also sits on Vanir’s Board of Directors. The Vanir Companies include Vanir Development Company, Inc., Vanir Construction Management, Inc., and Vanir Construction Company, Inc.

Mr. Leon graduated from University of California Los Angeles with a Bachelor of Arts degree in Economics / Business Administration and holds a Masters from the University of Southern California. Mr. Leon also sits on the Boards of Sacramento Hispanic Chamber of Commerce and Construction Financial Management Association.

On June 27, 2006, AFV appointed Mr. Carlos Zalduondo to the Registrant’s Board of Directors. Mr. Zalduondo will serve until the next annual meeting of the Registrant’s stockholders. It is anticipated that the Registrant will form additional Board Committees and Mr. Zalduondo may serve on one or more of these Committees.

Carlos Zalduondo has over 25 years of general manager, sales, finance, and marketing leadership experience. For the last five years he has been retired and done some management consulting work. Prior to that Mr. Zalduondo was the General Manager and President of Allergan-Lok Produtos Farmaceuticos Ltda. in San Paulo, Brazil for 9 years. During his time there he successfully managed a turn around of this Brazilian subsidiary to become cash positive and profitable business while also expanding throughout Latin America. Mr. Zalduondo also worked as the General Manager of Allergan Puerto Rico, Inc. from 1982-1991. Mr. Zalduondo first began his career in marketing with Eli Lilly, S.A. and has achieved a proven record of significantly bringing in new business, expanding existing account base, and developing new markets in the competitive pharmaceutical industry.

Mr. Zalduondo graduated from the University of Puerto Rico with a Finance degree and has received management training from the University of California Los Angeles. Mr. Zalduondo is also fluent in English, Spanish, and Portuguese.

Section 8 - Other Events

Item 8.01 Other Events

On June 13, 2006, the Registrant issued a press release announcing the appointment of Alexander Leon to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

On June 27, 2006, the Registrant issued a press release announcing the appointment of Carlos Zalduondo to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Exhibit Title of Description
99.1	AFV Press Release announcing the appointment of Mr. Alexander Leon to its Board of Directors, dated June 13, 2006.
99.2	AFV Press Release announcing the appointment of Mr. Carlos Zalduondo to its Board of Directors, dated June 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AFV SOLUTIONS, INC.

By:/s/ Jeffrey Groscost

Jeffrey Groscost, President

Date: July 6, 2006